                                                            Exhibit 8.1

                  [letterhead of Thompson & Mitchell]


                           November 2, 1995


Board of Directors
Security Bank of Conway, F.S.B.
1122 Van Ronkle
Conway, Arkansas 72033

Ladies and Gentlemen:

       You have requested our opinion with regard to certain federal income tax consequences of the proposed transaction (the "Acquisition") in which Mercantile Bancorporation Inc. of Arkansas, an Arkansas corporation ("MBI-Arkansas") which is a wholly owned subsidiary of Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), will purchase all of the assets of Security Bank of Conway, F.S.B., a federally-chartered stock savings bank ("Conway"), solely in exchange for MBI voting common stock, par value $5.00 per share ("MBI Common Stock") and the assumption by MBI-Arkansas of all of the liabilities of Conway. In connection with the Acquisition, Conway will distribute the MBI Common Stock received in complete liquidation and will dissolve.

       In connection with the preparation of our opinion, we have examined and have relied upon the following:

       (i)  The Amended and Restated Agreement and Plan of
       Reorganization between MBI, MBI-Arkansas, and Conway dated
       July 7, 1995, and amended and restated as of September 18, 1995;

       (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on November
       2,1995 (the "Registration Statement");

       (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

       (iv) The representations and undertakings of Conway and certain holders of Conway common stock, par value $100.00 per share ("Conway Common Stock"), substantially in the forms of Exhibit B and Exhibit C hereto;

       (v) The Assignment Agreement between MBI-Arkansas and The Twin City Bank, an Arkansas state bank, and the Assignment Agreement between MBI-Arkansas and First National Bank of Conway County, a national bank, each dated September 27, 1995; and

       (vi)  The Rights Plan between MBI and Mercantile Bank of
       St. Louis National Association as rights agent dated May
       23, 1988.

       Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of

Security Bank of Conway, F.S.B.
November 2, 1995
Page 2

all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

                                OPINION

       Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Acquisition is consummated in accordance with the Agreement, we are of the opinion that for federal income tax purposes:

       1. Each shareholder of Conway who exchanges, in connection with the Acquisition, his or its shares of Conway
Common Stock solely for shares of MBI common stock, par value
$5.00 per share ("MBI Common Stock"):

            a) will recognize no gain or loss as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section
       354(a)(1));

            b) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate adjusted tax basis of the shares of Conway Common Stock surrendered (Code section 358(a)(1)); and

            c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 2, below) which includes the period during which the shares of Conway Common Stock surrendered were held, provided that the shares of Conway Common Stock surrendered were capital assets in the hands of such holder at the time of the Acquisition (Code section 1223(1)).

       2. Each shareholder of Conway who receives, in the Acquisition, cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Acquisition and then redeemed by MBI. Provided that the shares of Conway Common Stock surrendered were capital assets in the hands of such holder at the time of the Acquisition, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's aggregate adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B.
574).

                       * * * * * * * * * * * *

       We express no opinion with regard to (1) the federal income tax consequences of the Acquisition not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of Conway who acquired shares of Conway Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign

Security Bank of Conway, F.S.B.
November 2, 1995
Page 3

persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein.
Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

       The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

       We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and to this firm in the Registration Statement.

                                Very truly yours,

                                /s/ Thompson & Mitchell

                               EXHIBIT A
                               ---------

       The undersigned, ---------------, [Undersigned's Title] of Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Amended and Restated Agreement and Plan of Reorganization by and among MBI, Mercantile Bancorporation Inc. of Arkansas, an Arkansas corporation ("MBI-Arkansas"), and Security Bank of Conway, F.S.B., a federally-chartered stock savings bank ("Conway"), dated July 7, 1995, and amended and restated as of September 18, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI and MBI-Arkansas, in rendering its opinion to Conway that the purchase of all of the assets and assumption of all of the liabilities of Conway by MBI-Arkansas (the "Acquisition") will constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Acquisition.

       The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
MBI, that:
            (1)  Neither MBI nor any other member of MBI's
"affiliated group" (as the quoted term is defined in Code section
1504, the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Conway within the last five years.

            (2) Before the Acquisition, MBI will own all of the issued and outstanding stock of MBI-Arkansas, and MBI-Arkansas will own all of the issued and outstanding stock of each of The
Twin City Bank, an Arkansas state bank ("TCB"), and First
National Bank of Conway County, a national bank ("FNBC").

            (3) No indebtedness between Conway or any other member of Conway's "affiliated group" (as the quoted term is defined in Code section 1504, the "Conway Affiliated Group"), on the one hand, and MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Acquisition that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Acquisition, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B) between Conway, on the one hand, and MBI or MBI-Arkansas, on the other hand, exists or will exist prior to the Acquisition that will be extinguished as a result of the Acquisition.

            (4) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each Conway shareholder as a liquidating distribution from Conway in connection with the Acquisition (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Conway common stock, par value $100.00 per share ("Conway Common Stock"), held by each such shareholder at the time of the Acquisition.

            (5) Except as otherwise set forth by the undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of Conway Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in connection with the Acquisition, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Acquisition.

            (6) The payment of cash in lieu of fractional shares of MBI Common Stock in the Acquisition will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Acquisition to the Conway shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Conway shareholders in exchange for their shares of Conway Common Stock. The fractional share interests of each Conway shareholder will be aggregated, and no Conway shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

            (7) MBI, MBI-Arkansas, TCB, FNBC, Conway, and the shareholders of Conway will each pay their respective expenses, if any, incurred in connection with the Acquisition; provided, however, that MBI-Arkansas (and not MBI) may pay and assume those types of expenses of Conway that are solely and directly related to the Acquisition in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

            (8) Except with regard to Transaction Costs (as defined below), neither MBI nor any other member of the MBI Affiliated Group will pay (or lend) any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of Conway in connection with the Acquisition, and no liability to which Conway Common Stock is subject will be extinguished as a result of the Acquisition. Prior to the Acquisition and except with regard to Transaction Costs, neither MBI nor any other member of the MBI Affiliated Group will pay (or lend) any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, Conway or any other member of the Conway Affiliated Group in connection with the Acquisition. No member of the MBI Affiliated Group other than MBI-Arkansas, TCB or FNBC will assume any liabilities of Conway or any other member of the Conway Affiliated Group in connection with the Acquisition.
            For purposes of this representation, any payment (or loan) to or for the benefit of a Conway shareholder (including without limitation, any payment from Conway in the form of a dividend, distribution, or redemption, or any payment to a dissenter) with cash or other property furnished (or reimbursed), directly or indirectly, by MBI or any other member of the MBI Affiliated Group will be treated as a payment by MBI to or for the benefit of a shareholder of Conway.
            For purposes of this representation, the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Conway shareholder or to cause by other means the release of such guaranty).
            For purposes of this representation, the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Acquisition (i) to Conway shareholders (on behalf of Conway) with respect to the MBI Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Acquisition, (ii) by MBI or any other member of the MBI Affiliated Group for legal, accounting, and investment banking and/or advisor services rendered to MBI or any other member of the MBI Affiliated Group, (iii) for those expenses payable or assumable by MBI-Arkansas in accordance with representation (7) above, and (iv) as compensation to any employee of MBI or of any other member of the MBI Affiliated Group for services rendered in the ordinary course of his or her employment.

            (9) All payments made to dissenters, if any, will be funded with Conway assets from an escrow to be established and funded before the Acquisition by Conway for that purpose, as described in Section 5.17 of the Agreement.

            (10)      Neither MBI nor any other member of the MBI
Affiliated Group has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the shareholders of Conway in the Acquisition.

            (11) After the Acquisition, (a) neither MBI-Arkansas, TCB nor FNBC will issue additional shares of its stock that would result in MBI's losing control of MBI-Arkansas within the meaning of section 368(c) of the Code, and (b) neither MBI-Arkansas, TCB, FNBC nor any other member of the MBI Affiliated Group will have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in MBI-Arkansas, TCB or FNBC.

            (12) Conway will be dissolved no later than three months after the Acquisition.

            (13) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate MBI-Arkansas, (b) to merge MBI-Arkansas with and into another corporation, or (c) to sell or otherwise dispose of (whether by dividend distribution or otherwise) the stock of MBI-Arkansas.

            (14) Pursuant to the Assignment Agreement between MBI-Arkansas and TCB and the Assignment Agreement between MBI-Arkansas and FNBC, each dated September 27, 1995 (the "Assignment Agreements"), all assets held by Conway at the time of the Acquisition (excluding those transferred to the escrow described in Section 5.17 of the Agreement, but including the stock of all subsidiaries of Conway) will be transferred either to TCB or FNBC.

            (15) Except for (i) transfers pursuant to the Assignment Agreements, (ii) dispositions made in the ordinary course of business, or (iii) dispositions expressly approved by Thompson & Mitchell, neither MBI nor any other member of the MBI Affiliated Group has any plan or intention to cause, suffer, or permit the disposition of (whether by dividend distribution or otherwise) (i) any assets of Conway (excluding any funds deposited in escrow that are paid to dissenters) or (ii) any assets of any other member of the Conway Affiliated Group.

            (16) After the Acquisition, MBI TCB and FNBC will continue the historic businesses of Conway and the other members of the Conway Affiliated Group, or will use a significant portion of the historic business assets of the members of the Conway Affiliated Group in a business (no stock of any member of the Conway Affiliated Group shall be treated as a business asset for purposes of this representation).

            (17) None of the compensation to be paid or accrued after the Acquisition to or for the benefit of any shareholder-employee of Conway will be separate consideration for, or allocable to, any of his or her shares of Conway Common Stock; none of the shares of MBI Common Stock received in the Acquisition by any Conway shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Acquisition to or for the benefit of any Conway shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            (18) With regard to the Rights Plan between MBI and Mercantile Bank of St. Louis National Association as rights agent, dated May 23, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Acquisition will not cause the occurrence of a Distribution Date.

            (19) No terms of the Agreement (including the schedules and exhibits thereto) have been waived or modified.

            (20)      Schedules 2.11(b), 2.18(c), 4.02, 5.10 and
5.10(c) to the Agreement were not prepared. Under the terms of the Agreement and with the exception of Schedule 5.10(c), no matters exist that are required to be reported on such Schedules. The only matters required to be reported on Schedule 5.10(c) are two employment agreements, one between MBI and Bill F. Johnson and the other between MBI and Ritchie D. Howell.

       The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Acquisition.

       IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1995.


                                    --------------------------

                               EXHIBIT B
                               ---------

       The undersigned, -------------------, [Undersigned's Title] of Security Bank of Conway, F.S.B., a federally-chartered stock savings bank ("Conway"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Amended and Restated Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Inc. of Arkansas, an Arkansas corporation ("MBI-Arkansas"), and Conway dated July 7, 1995, and amended and restated as of September 18, 1995, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI and MBI-Arkansas, in rendering its opinion to Conway that the purchase of all of the assets and assumption of all of the liabilities of Conway by MBI-Arkansas (the "Acquisition") will constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Acquisition.

       The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
Conway, that:

            (1) To the best knowledge of the undersigned, neither MBI nor any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504, the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Conway within the last five years.

            (2) No indebtedness between Conway or any other member of Conway's "affiliated group" (as the quoted term is defined in Code section 1504, the "Conway Affiliated Group"), on the one hand, and MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Acquisition that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Acquisition, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Conway, on the one hand, and MBI or MBI-Arkansas, on the other hand, exists or will exist prior to the Acquisition that will be extinguished as a result of the Acquisition.

            (3) Before the Acquisition, Conway will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Conway that, if exercised or converted after the Acquisition, would affect MBI's retention of control of MBI-Arkansas (within the meaning of section 368(c) of the Code).

            (4) At the time of the Acquisition and except with regard to Transaction Costs (as defined below), each liability of Conway and each liability to which an asset of Conway is subject will have been incurred by Conway in the ordinary course of business and no such liability will have been incurred in anticipation of the Acquisition. In addition, at the time of the Acquisition and except with regard to Transaction Costs, Conway will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any Conway shareholder in connection with the Acquisition. For purposes of this representation, (a) the term "Conway" shall be deemed also to refer to each other member of the Conway Affiliated Group, (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Conway shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Acquisition (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Conway or any other member of the Conway Affiliated Group, if any, and (iii) as compensation to any employee of Conway or of any other member of the Conway Affiliated Group for services rendered in the ordinary course of his or her employment.

            (5) None of the compensation paid or accrued before the Acquisition to or for the benefit of any Conway shareholder-employee will be separate consideration for, or allocable to, any of his or her shares of Conway Common Stock; none of the shares of MBI Common Stock received in the Acquisition by any Conway shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Acquisition to or for the benefit of any Conway shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            (6) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each Conway shareholder as a liquidating distribution from Conway in connection with the Acquisition (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Conway common stock, par value $100.00 per share ("Conway Common Stock"), held by each such shareholder at the time of the Acquisition .

            (7) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Conway Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Conway Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Acquisition that would reduce such holders' aggregate ownership of MBI Common Stock to a number of shares having a value, as of the date on which the Acquisition is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding Conway Common Stock as of the Effective Date. For purposes of this representation, shares of Conway Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding as of the Effective Date. Moreover, all shares of Conway Common Stock and shares of MBI Common Stock held by Conway shareholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.

            (8) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Acquisition to the Conway shareholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Conway shareholders in exchange for their shares of Conway Common Stock. The fractional share interests of each Conway shareholder will be aggregated, and no Conway shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

            (9) Expenses, if any, that are incurred in connection with the Acquisition and are properly attributable to Conway's shareholders will be paid by those shareholders and not by Conway. With the exception of those printing, mailing and filing expenses described in Section 5.08 of the Agreement, Conway will pay its own expenses that are incurred in connection with the Acquisition.

            (10) All payments made to dissenters and all other payments made to holders of Conway Common Stock in connection with the Acquisition (excluding cash to be paid in lieu of fractional shares) will be funded by Conway. Conway has sufficient liquid assets to fund any such payments. All payments made to dissenters, if any, will be funded with Conway assets from an escrow to be established and funded before the Acquisition by Conway for that purpose, as described in Section
5.17 of the Agreement.

            (11) The assets held by Conway immediately prior to the Acquisition would be sufficient to enable Conway to continue all its operations at current levels of activity and in accordance with past practice, without resort to additional capital or borrowed funds. For purposes of this representation, Conway assets used to pay dissenters, to pay shareholders who receive cash, to pay expenses of the Acquisition or to fund the escrow account described in Section 5.17 of the Agreement shall not be treated as assets held by Conway immediately prior to the Acquisition.

            (12) In the Acquisition, Conway will transfer to MBI-Arkansas assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Conway immediately prior to the Acquisition. For purposes of this representation, Conway assets used to pay dissenters or to pay shareholders who receive cash, and Conway assets used to pay expenses of the Acquisition or to fund any redemption or distribution within 24 months before the Acquisition (except for regular, normal dividends) shall be included as assets of Conway held immediately prior to the Acquisition. For purposes of this representation, any asset of Conway or any other member of the Conway Affiliated Group that is disposed of within 24 months before the Acquisition other than in the ordinary course of business also shall be included as an asset of Conway held immediately prior to the Acquisition.

            (13)      The total adjusted basis of the assets
transferred to MBI-Arkansas will equal or exceed the sum of the liabilities assumed by MBI-Arkansas, plus the amount of liabilities, if any, to which the transferred assets are subject.

            (14) Conway will be dissolved no later than three months after the Acquisition.

            (15) No terms of the Agreement have been waived or modified.

       The undersigned HEREBY AGREES immediately to communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Acquisition.

       IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Conway this ----- day of ---------------, 1995.


                                        -----------------------

                               EXHIBIT C
                               ---------

       The undersigned shareholder of Security Bank of Conway, F.S.B., a federally-chartered stock savings bank ("Conway"),
[SHAREHOLDER'S NAME], a holder of   *   shares of Conway common
--------------------              -----
stock, par value $100.00 per share, HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Amended and Restated Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Inc. of Arkansas, an Arkansas corporation ("MBI-Arkansas"), and Conway dated July 7, 1995, and amended and restated as of September 18, 1995, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI and MBI-Arkansas, in rendering its opinion to Conway that the purchase of all of the assets and assumption of all of the liabilities of Conway by MBI-Arkansas (the "Acquisition") will constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Acquisition.

       The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in connection with the Acquisition, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Acquisition.

       The undersigned HEREBY AGREES immediately to communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Acquisition.

       IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1995.


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